Unifi, Inc.

For the Second Quarter Ended December 23, 2012

Conference Call Slide Presentation

Cautionary Statement

Certain statements included herein contain forward-looking statements within the meaning of federal securities laws about the financial condition and results of operations of Unifi, Inc. (the "Company") that are based on management's current expectations, estimates and projections about the markets in which the Company operates, as well as management's beliefs and assumptions. Words such as "expects," "anticipates," "believes," "estimates," variations of such words and other similar expressions are intended to identify such forward-looking statements. These statements are not guarantees of future performance and involve certain risks, uncertainties and assumptions, which are difficult to predict. Therefore, actual outcomes and results may differ materially from what is expressed or forecasted in, or implied by, such forward-looking statements. Readers are cautioned not to place undue reliance on these forward-looking statements, which reflect management's judgment only as of the date hereof. The Company undertakes no obligation to update publicly any of these forward-looking statements to reflect new information, future events or otherwise.

Factors that may cause actual outcome and results to differ materially from those expressed in, or implied by, these forward-looking statements include, but are not necessarily limited to, availability, sourcing and pricing of raw materials, the success of our subsidiaries, pressures on sales prices and volumes due to competition and economic conditions, reliance on and financial viability of significant customers, operating performance of joint ventures and other equity investments, technological advancements, employee relations, changes in construction spending, capital expenditures and long-term investments (including those related to unforeseen acquisition opportunities), continued availability of financial resources through financing arrangements and operations, outcomes of pending or threatened legal proceedings, negotiation of new or modifications of existing contracts for asset management and for property and equipment construction and acquisition, regulations governing tax laws, other governmental and authoritative bodies' policies and legislation, and proceeds received from the sale of assets held for disposal. In addition to these representative factors, forward-looking statements could be impacted by general domestic and international economic and industry conditions in the markets where the Company competes, such as changes in currency exchange rates, interest and inflation rates, recession and other economic and political factors over which the Company has no control. Other risks and uncertainties may be described from time to time in the Company's other reports and filings with the Securities and Exchange Commission.

Net Sales and Gross Profit Highlights

(Amounts in Thousands, Except Percentages)

	Quarter over Quarter December 23, 2012 vs. December 25, 2011		Year Over Year For The Six Months Ended December 23, 2012 vs. December 25, 2011	
	Volume	Price	Volume	Price
Net Sales:				
Polyester	6.7%	(4.4%)	4.0%	(2.6%)
Nylon	8.2%	(6.3%)	3.0%	(3.3%)
International	15.5%	(9.4%)	19.8%	(13.7%)
Consolidated	9.0%	(6.0%)	7.9%	(5.9%)

	For the Quarters Ended		For the Six Months Ended	
	December 23, 2012	December 25, 2011	December 23, 2012	December 25, 2011
Gross Profit:				
Polyester	$ 8,437	$ 2,261	$ 16,644	$ 5,951
Nylon	4,016	4,527	8,086	8,879
International	4,238	4,094	9,981	7,882
Consolidated	$ 16,691	$ 10,882	$ 34,711	$ 22,712

UNIFI®

Income Statement Highlights

(Amounts in Thousands, Except Percentages)

	For the Quarters Ended					
	December 23, 2012			December 25, 2011		
Net sales	$	172,071	100.0%	$	167,110	100.0%
Gross profit		16,691	9.7%		10,882	6.5%
Selling, general and administrative expense		11,532	6.7%		10,986	6.6%
Operating income (loss)		4,506	2.6%		(951)	(0.6%)
Interest expense		1,361			4,222	
Net income (loss) attributable to Unifi, Inc.		2,426	1.4%		(7,608)	(4.6%)
Adjusted EBITDA		12,156	7.1%		7,332	4.4%

Income Statement Highlights

(Amounts in Thousands, Except Percentages)

	For the Six Months Ended					
	December 23, 2012			December 25, 2011		
Net sales	$	344,971	100.0%	$	338,123	100.0%
Gross profit		34,711	10.1%		22,712	6.7%
Selling, general and administrative expense		22,679	6.6%		21,357	6.3%
Operating income		10,688	3.1%		344	0.1%
Interest expense		2,805			8,602	
Net income (loss) attributable to Unifi, Inc.		4,720	1.4%		(7,322)	(2.2%)
Adjusted EBITDA		25,981	7.5%		15,474	4.6%

UNIFI®

Equity Affiliates Highlights

(Amounts in thousands, Except Percentages)

	For the Quarters Ended				For the Six Months Ended			
	December 23, 2012		December 25, 2011		December 23, 2012		December 25, 2011	
Earnings (Loss):								
Parkdale America (34%)	$	655	$	667	$	697	$	4,494
Other		603		177		1,232		(191)
Total	$	1,258	$	844	$	1,929	$	4,303
Distributions:								
Parkdale America (34%)	$	-	$	-	$	2,224	$	2,005
Other		500		-		500		-
Total	$	500	$	-	$	2,724	$	2,005

UNIFI®

Reconciliations of Net Income (Loss) to Adjusted EBITDA

(Amounts in Thousands)

	For the Quarters Ended		For the Six Months Ended	
	December 23, 2012	December 25, 2011	December 23, 2012	December 25, 2011
Net income (loss) attributable to Unifi, Inc.	$ 2,426	$ (7,608)	$ 4,720	$ (7,322)
Provision for income taxes	2,216	1,806	5,449	2,079
Interest expense, net	1,217	3,727	2,537	7,460
Depreciation and amortization expense	6,298	6,454	12,631	13,015
EBITDA	12,157	4,379	25,337	15,232
Non-cash compensation expense, net	705	1,152	1,326	1,395
Loss on extinguishment of debt	114	-	356	462
Loss on previously held equity interest	-	3,656	-	3,656
Refund of Brazilian non-income related tax	-	(1,479)	-	(1,479)
Operating expense for Repreve Renewables	284	287	605	287
Other	154	181	286	224
Adjusted EBITDA Including Equity Affiliates	13,414	8,176	27,910	19,777
Equity in earnings of unconsolidated affiliates	(1,258)	(844)	(1,929)	(4,303)
Adjusted EBITDA	$ 12,156	$ 7,332	$ 25,981	$ 15,474

UNIFI®

Working Capital Highlights

(Amounts in Thousands)

	December 23, 2012	September 23, 2012	June 24, 2012
Receivables, net	$ 88,618	$ 95,549	$ 99,236
Inventory	107,101	116,710	112,750
Accounts payable	(38,623)	(44,569)	(48,541)
Accrued expenses	(12,162)	(10,785)	(14,004)
Adjusted working capital	$ 144,934	$ 156,905	$ 149,441
Adjusted working capital	$ 144,934	$ 156,905	$ 149,441
Cash	15,246	12,592	10,886
Other current assets	13,515	13,326	15,125
Accrued interest	(260)	(309)	(398)
Other current liabilities	(7,421)	(7,664)	(8,569)
Working capital	$ 166,014	$ 174,850	$ 166,485

Cash and Liquidity Highlights

(Amounts in Thousands)

	December 23, 2012	September 23, 2012	June 24, 2012
Cash	$ 15,246	$ 12,592	$ 10,886
Revolver Availability, Net	35,447	30,226	37,122
Total Liquidity	$ 50,693	$ 42,818	$ 48,008
ABL Revolver	$ 44,000	$ 54,500	$ 51,000
ABL Term Loan	46,400	48,200	50,000
Term B Loan	13,800	16,000	20,515
Other	2,482	1,250	37
Total Debt	$ 106,682	$ 119,950	$ 121,552
Cash	15,246	12,592	10,886
Net Debt	$ 91,436	$ 107,358	$ 110,666

Key Dates

10-Q for quarter ended December 23, 2012

- Filing due on Friday, February 1, 2013

Quiet period for quarter ended March 24, 2013

- Begins on Friday, March 22, 2013
- Extends through our Earnings Release date
  - Expected to be Thursday, April 25, 2013

Non-GAAP Financial Measures

Included in this presentation are certain non-GAAP financial measures designed to complement the financial information presented in accordance with generally accepted accounting principles in the United States of America ("GAAP") because management believes such measures are useful to investors.

EBITDA, Adjusted EBITDA Including Equity Affiliates and Adjusted EBITDA

EBITDA represents net income or loss attributable to Unifi, Inc. before income tax expense, net interest expense, and depreciation and amortization expense (excluding interest portion of amortization). Adjusted EBITDA Including Equity Affiliates represents EBITDA adjusted to exclude non-cash compensation expense net of distributions, gains or losses on extinguishment of debt, loss on previously held equity interest, refund of Brazilian non-income related tax, operating expenses for Repreve Renewables, and certain other adjustments. Other adjustments include gains or losses on sales or disposals of property, plant and equipment, currency and derivative gains or losses, restructuring and employee severance expenses, and certain other non-operating income or expense items. Adjusted EBITDA represents Adjusted EBITDA Including Equity Affiliates adjusted to exclude equity in earnings and losses of unconsolidated affiliates. We present Adjusted EBITDA as a supplemental measure of our operating performance. We also present Adjusted EBITDA because we believe such measure is frequently used by securities analysts, investors and other interested parties in the evaluation of companies in our industry.

EBITDA, Adjusted EBITDA Including Equity Affiliates and Adjusted EBITDA are alternative views of performance used by management and we believe that investors' understanding of our performance is enhanced by disclosing these performance measures. Our management uses Adjusted EBITDA: (i) as a measurement of operating performance because it assists us in comparing our operating performance on a consistent basis as it removes the impact of (a) items directly related to our asset base (primarily depreciation and amortization) and (b) items that we would not expect to occur as a part of our normal operating business; (ii) for planning purposes, including the preparation of our annual operating budget; (iii) as a valuation measure for evaluating our operating performance and our capacity to incur and service debt, fund capital expenditures and expand our business; and (iv) as one measure in determining the value of other acquisitions and dispositions. Adjusted EBITDA is also a key performance metric utilized in the determination of variable compensation.

We believe that the use of EBITDA, Adjusted EBITDA Including Equity Affiliates, and Adjusted EBITDA as operating performance measures provides investors and analysts with a measure of operating results unaffected by differences in capital structures, capital investment cycles, and ages of related assets, among otherwise comparable companies. We also believe Adjusted EBITDA is an appropriate supplemental measure of debt service capacity, because cash expenditures on interest are, by definition, available to pay interest, and tax expense is inversely correlated to interest expense because tax expense decreases as deductible interest expense increases; depreciation and amortization are non-cash charges. Equity in earnings and losses of unconsolidated affiliates is excluded because such earnings or losses do not reflect our operating performance. The other items excluded from Adjusted EBITDA are excluded in order to better reflect the performance of our continuing operations.

In evaluating EBITDA, Adjusted EBITDA Including Equity Affiliates and Adjusted EBITDA, you should be aware that in the future we may incur expenses similar to the adjustments in this presentation. Our presentation of EBITDA, Adjusted EBITDA Including Equity Affiliates and Adjusted EBITDA should not be construed as an inference that our future results will be unaffected by unusual or non-recurring items. EBITDA, Adjusted EBITDA Including Equity Affiliates, and Adjusted EBITDA are not measurements of our financial performance under GAAP and should not be considered as alternatives to net income, operating income or any other performance measures derived in accordance with GAAP or as an alternative to cash flow from operating activities as a measure of our liquidity.

Non-GAAP Financial Measures - continued

Each of our Adjusted EBITDA and Adjusted EBITDA Including Equity Affiliates measures has limitations as an analytical tool, and you should not consider it in isolation or as a substitute for analysis of our results as reported under GAAP. Some of these limitations are:

- it does not reflect our cash expenditures, future requirements for capital expenditures or contractual commitments;
- it does not reflect changes in, or cash requirements for, our working capital needs;
- it does not reflect the significant interest expense or the cash requirements necessary to service interest or principal payments on our debt;
- although depreciation and amortization are non-cash charges, the assets being depreciated and amortized will often have to be replaced in the future, and our Adjusted EBITDA (or our Adjusted EBITDA Including Equity Affiliates) measure does not reflect any cash requirements for such replacements;
- it is not adjusted for all non-cash income or expense items that are reflected in our statements of cash flows;
- it does not reflect the impact of earnings or charges resulting from matters we consider not indicative of our ongoing operations;
- it does not reflect limitations on or costs related to transferring earnings from our subsidiaries to us; and
- other companies in our industry may calculate this measure differently than we do, limiting its usefulness as a comparative measure.

Because of these limitations, neither of Adjusted EBITDA or Adjusted EBITDA Including Equity Affiliates should be considered as a measure of discretionary cash available to us to invest in the growth of our business or as a measure of cash that will be available to us to meet our obligations, including those under our outstanding debt obligations. You should compensate for these limitations by relying primarily on our GAAP results and using Adjusted EBITDA only as supplemental information.